Exhibit 10.1

AMENDMENT TO

VEECO INSTRUMENTS INC.

2000 STOCK INCENTIVE PLAN

Effective May 25, 2005

Section 5(a) of the Veeco Instruments Inc. 2000 Stock Incentive Plan, formerly known as the 2000 Stock Option Plan, as amended (the “2000 Plan”), is hereby amended to read, in its entirety, as follows:

5.                                             Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Plan Awards to one or more Eligible Persons; provided, however, that:

(a)                                  Subject to Section 10, the aggregate number of shares of Stock in respect of which Plan Awards may be granted under the Plan shall not exceed 8,530,000, of which no more than 1,700,000 may be in the form of Restricted Stock;